SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

__________________

DOVER CORPORATION

(Exact Name of Registrant as Specified in Charter)

__________________

STATE OF DELAWARE	1-4018	53-0257888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 922-1640
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, the Company expanded its subsidiary structure from four to six reporting market segments effective January 1, 2005 and will report financial information on that basis beginning in the first quarter of 2005. The six segments and their respective operating company groupings are:

DOVER DIVERSIFIED
Industrial Equipment – Crenlo, Performance Motorsports, Sargent
Process Equipment – Graphics Microsystems, Hydratight Sweeney, SWEP, Tranter PHE, Waukesha Bearings, CRL

DOVER ELECTRONICS
Components – Dielectric, Dow-Key, K&L Microwave, Kurz-Kasch, Novacap, Vectron
Commercial Equipment – Hydro Systems, Triton

DOVER INDUSTRIES
Mobile Equipment – Heil Environmental, Heil Trailer, Marathon, Somero
Service Equipment – Chief Automotive, Koolant Koolers, PDQ, Rotary Lift

DOVER RESOURCES
Fluid Solutions – Blackmer, OPW Fluid Transfer Group, OPW Fueling Components, RPA Technologies, Wilden
Material Handling – De-Sta-Co Industries, Texas Hydraulics, Tulsa Winch, Warn
Gas & Oil Equipment – C.Lee Cook, Energy Products Group

DOVER SYSTEMS
Food Equipment – DI Foodservice, Hill Phoenix
Packaging Equipment – Belvac, SWF, Tipper Tie

DOVER TECHNOLOGIES
Circuit Assembly and Test Equipment – Alphasem, DEK, Everett Charles, Hover-Davis, OK International, Universal, Vitronics
Product Identification & Printing Equipment– Imaje, Mark Andy

Annual unaudited financial information for the years 2002 to 2004 and quarterly unaudited financial information for the years 2003 and 2004 reflecting Dover Corporation’s six reporting market segment structure adopted effective January 1, 2005, is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

The following exhibit is filed as part of this report:
Annual unaudited financial information for the years 2002 to 2004 and quarterly unaudited financial information for the years 2003 and 2004 reflecting Dover Corporation’s six reporting market segment structure adopted effective January 1, 2005, is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2005	DOVER CORPORATION
(Registrant)

	By:	/s/ Robert G. Kuhbach

Robert G. Kuhbach Vice President, Finance, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Number	Exhibit
99.1	Annual unaudited financial information for the years 2002 to 2004 and quarterly unaudited financial information for the years 2003 and 2004 reflecting Dover Corporation’s six reporting market segment structure adopted effective January 1, 2005.